 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
 CURRENT REPORT
 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
 Date of Report (Date of earliest event reported): August 4, 2025

ADVANCE AUTO PARTS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-16797	54-2049910
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4200 Six Forks Road, Raleigh, North Carolina 27609
(Address of principal executive offices) (Zip Code)

(877) 238-2623
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Securities Registered Pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value	AAP	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.01 Entry into a Material Definitive Agreement.

On August 4, 2025, Advance Auto Parts, Inc. (the “Company”) completed an offering of (i) $975,000,000 in aggregate principal amount of 7.000% Senior Notes due 2030 (the “2030 Notes”) and (ii) $975,000,000 in aggregate principal amount of 7.375% Senior Notes due 2033 (the “2033 Notes” and, together with the 2030 Notes, the “Notes”). The Notes were sold in the United States to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States to non-U.S. persons pursuant to Regulation S under the Securities Act.

The Notes were issued pursuant to an indenture (the “Indenture”), dated as of August 4, 2025, among the Company, certain domestic subsidiaries of the Company, as guarantors (the “Subsidiary Guarantors”), and Computershare Trust Company, N.A., a national banking association, as trustee for each series of Notes.

The net proceeds from the transaction were approximately $1,920 million, after deducting the initial direct transaction costs and estimated offering expenses. The Company intends to use a portion of the net proceeds to redeem in full its outstanding $300 million in aggregate principal amount of 5.90% senior unsecured notes due 2026 on August 7, 2025. The remaining proceeds from the issuance are available for general corporate purposes, and, together with existing cash and cash equivalents, are expected to be designated as qualified cash to the initial borrowing base for the Company’s new asset-based loan revolving credit facility (the “ABL Facility”) in an amount not to exceed $2.5 billion. The Company expects to enter into the new ABL Facility in the near future to replace its existing $1.0 billion revolving credit facility. The ABL Facility will provide for a five-year senior secured first lien asset-based revolving credit facility of up to $1,000 million with an expected uncommitted accordion feature, subject to a borrowing base thereunder.

The 2030 Notes bear interest at a rate of 7.000% per annum, and the 2033 Notes bear interest at a rate of 7.375% per annum. Interest on the Notes is payable semi-annually in arrears on February 1 and August 1 of each year, commencing on February 1, 2026. The Company will pay interest to those persons who were holders of record on the January 15th or July 15th immediately preceding each interest payment date.

Prior to August 1, 2027, the Company may, at its option and on any one or more occasions, redeem all or a part of the 2030 Notes at a redemption price equal to 100.000% of the principal amount of the 2030 Notes redeemed, plus a “make-whole” premium as of, and accrued and unpaid interest, if any, on the 2030 Notes redeemed to, but excluding, the applicable redemption date. In addition, prior to August 1, 2027, the Company may, at its option and on any one or more occasions, redeem up to 40% of the aggregate principal amount of all 2030 Notes issued under the Indenture at a redemption price equal to 107.000% of the aggregate principal amount thereof, with an amount equal to or less than the proceeds from one or more equity offerings to the extent such proceeds are received by or contributed to the Company, plus accrued and unpaid interest thereon, if any, to, but excluding, the applicable redemption date. Furthermore, on or after August 1, 2027, the Company may, at its option and on any one or more occasions, redeem all or a part of the 2030 Notes at the redemption prices set forth below, plus accrued and unpaid interest, if any, on the 2030 Notes redeemed, to, but excluding, the applicable redemption date, if redeemed during the 12-month period beginning on August 1st of the years indicated below:

Year	Price

2027	103.500%
2028	101.750%
2029 and thereafter	100.000%

Prior to August 1, 2028, the Company may, at its option and on any one or more occasions, redeem all or a part of the 2033 Notes at a redemption price equal to 100.000% of the principal amount of the 2033 Notes redeemed, plus a “make-whole” premium as of, and accrued and unpaid interest, if any, on the 2033 Notes redeemed to, but excluding, the applicable redemption date. In addition, prior to August 1, 2028, the Company may, at its option and on any one or more occasions, redeem up to 40% of the aggregate principal amount of all 2033 Notes issued under the Indenture at a redemption price equal to 107.375% of the aggregate principal amount thereof, with an amount equal to or less than the proceeds from one or more equity offerings to the extent such proceeds are received by or contributed to the Company, plus accrued and unpaid interest thereon, if any, to, but excluding, the applicable redemption date. Furthermore, on or after August 1, 2028, the Company may, at its option and on any one or more occasions, redeem all or a part of the 2033 Notes at the redemption prices set forth below, plus accrued and unpaid interest, if any, on the 2033 Notes redeemed, to, but excluding, the applicable redemption date, if redeemed during the 12-month period beginning on August 1st of the years indicated below:

Year	Price

2028	103.688%
2029	101.844%
2030 and thereafter	100.000%

The Notes are fully and unconditionally guaranteed, jointly and severally, on an unsubordinated unsecured basis by all of the Company’s existing wholly-owned domestic subsidiaries that are expected to guarantee the ABL Facility.

The terms of the Indenture limit the ability of the Company and its subsidiaries to (i) create or incur debt secured by liens on certain property or shares of capital stock or evidence of indebtedness issued by any of the Company’s subsidiaries, and owned by the Company or by any of the Company’s subsidiaries, and (ii) enter into certain sale and leaseback transactions, and limit the ability of the Company and the Subsidiary Guarantors to merge, sell, transfer, lease or convey all or substantially all of their property. These covenants are subject to a number of important limitations and exceptions that are described in the Indenture. The Indenture also contains customary events of default, including, among other things, payment default and certain provisions related to bankruptcy events.

The Notes have not been and will not be registered under the Securities Act, or any state securities laws, and, unless so registered, may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws.

The foregoing description of the Indenture does not purport to be complete and is qualified in its entirety by reference to the entire text of the Indenture and the forms of Notes, which are filed hereto as Exhibits 4.1, 4.2 and 4.3, respectively, and incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information required to be disclosed pursuant to this Item 2.03 in connection with the matters described under Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit Description

4.1	Indenture, dated as of August 4, 2025, by and among Advance Auto Parts, Inc., each of the subsidiary guarantors party thereto and Computershare Trust Company, N.A., as trustee.
4.2	Form of 2030 Note (included in Exhibit 4.1 above).
4.3	Form of 2033 Note (included in Exhibit 4.1 above).
101.1	Pursuant to Rule 406 of Regulation S-T, the cover page to this Current Report on Form 8-K is formatted in Inline XBRL.
104.1	Cover Page Interactive Data File (embedded within the Inline XBRL document included in Exhibit 101.1)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCE AUTO PARTS, INC.
(Registrant)

Date: August 5, 2025	/s/ Ryan P. Grimsland
Ryan P. Grimsland
Executive Vice President, Chief Financial Officer